Exhibit 99.1

Encore Capital Group Announces Pricing of Securitized Notes

SAN DIEGO – April 30, 2014 – Encore Capital Group, Inc. (NASDAQ: ECPG), through its Propel Financial Services subsidiary, yesterday priced $134 million of Texas Tax Lien Collateralized Notes, Series 2014-1 (the “Notes”) issued in connection with the securitization of a pool of liens for ad valorem property taxes in the State of Texas (“Texas Tax Liens”). The Notes will be offered and sold in a private placement to qualified institutional buyers in the United States in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to qualified purchasers outside the United States who are non-U.S. persons (as defined under the Securities Act) in accordance with Regulation S thereunder.

The Notes were priced at EDSF plus 95 basis points, bringing the coupon to a fixed rate of 1.44%. The Notes, which are payable solely from collections thereon and are non-recourse obligations, were rated AAA by Standard & Poor’s and Kroll Bond Rating Agency. The transaction is expected to close on May 6, 2014.
The Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
This press release does not constitute an offer to sell or the solicitation of an offer to buy securities. Any offer of the securities will be made only by means of a private offering memorandum.

About Encore Capital Group, Inc.

Encore Capital Group, an international specialty finance company with operations spanning seven countries, provides debt recovery solutions for consumers and property owners across a broad range of assets. Through its subsidiaries, the Company purchases portfolios of consumer receivables from major banks, credit unions, and utility providers, and partners with individuals as they repay their obligations and work toward financial recovery. Through its Propel Financial Services subsidiary, the Company assists property owners who are delinquent on their property taxes by structuring affordable monthly payment plans and purchases delinquent tax liens directly from selected taxing authorities. Through its subsidiaries in the United Kingdom, Cabot Credit Management, Marlin Financial Services and Grove Capital Management, the Company is a market-leading acquirer and manager of consumer debt in the United Kingdom and Ireland. Through its Refinancia subsidiary, the Company services distressed consumer debt in Colombia and Peru. Encore's success and future growth are driven by its sophisticated and widespread use of analytics, its broad investments in data and behavioral science, the significant cost advantages provided by its highly efficient operating model and proven investment strategy, and the Company's demonstrated commitment to conducting business ethically and in ways that support its consumers' financial recovery.

Headquartered in San Diego, Encore is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P SmallCap 600, and the Wilshire 4500. More information about the Company can be found at www.encorecapital.com. More information about the Company’s Cabot Credit Management subsidiary can be found at www.cabotcm.com. Information found on the Company’s website or Cabot’s website is not incorporated by reference.

Forward-Looking Statements

The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding the completion of the private offering and the anticipated benefits of the offering. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent report on Form 10-K, as it may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Media Contact:
Lisa Margolin-Feher
858-309-6458
lisa.margolin-feher@encorecapital.com

Investor Contact:
Bruce Thomas
(858) 309-6442
bruce.thomas@encorecapital.com